EXHIBIT 99.1




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         AGREEMENT, dated as of this 13th  day  of February 1998, by and between each of the persons named on the signature pages hereto, in consideration of the mutual covenants and agreements set forth herein.

         WHEREAS, each of the parties hereto beneficially owns shares (the "Shares") of common stock of Sun Bancorp, Inc. a New Jersey corporation (the "Company"); and

         WHEREAS, the parties hereto may be deemed to jointly own a certain amount of the Shares;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. The parties hereto shall prepare a statement containing the information required by Schedule 13G with respect to their respective interests in the Shares (the "Schedule 13G") and any necessary amendments thereto, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party contained therein, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

         2. Mr. Bernard A. Brown shall be designated as the person authorized to receive notices and communications with respect to the Schedule 13G and any amendments thereto.

         3. Each of the undersigned hereby constitutes and appoints Bernard A. Brown his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or it and in his, her or its name, place and stead, in any and all capacities, to sign Schedule 13G and any and all amendments thereto, and other documents in connection therewith, to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent all power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         4. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.



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                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Agreement as of the date first above written.



                                            By:  /s/Bernard A. Brown
                                                 -------------------------------
                                                 Bernard A. Brown


                                            By:  /s/Shirley G. Brown
                                                 -------------------------------
                                                 Shirley G. Brown



                                            VINELAND CONSTRUCTION COMPANY


                                            By:  /s/Bernard A. Brown


                                            By:  /s/Shirley G. Brown